CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Lattice Strategies Trust of our report dated November 20, 2024, relating to the financial statements and financial highlights, which appears in Hartford Disciplined US Equity ETF, Hartford Longevity Economy ETF, Hartford Multifactor Developed Markets (ex-US) ETF, Hartford Multifactor Diversified International ETF, Hartford Multifactor Emerging Markets ETF, Hartford Multifactor International Small Company ETF, Hartford Multifactor Small Cap ETF, Hartford Multifactor US Equity ETF, Hartford US Quality Growth ETF and Hartford US Value ETF’s Annual Report on Form N-CSR for the year ended September 30, 2024. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 24, 2025